UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2012 (August 6, 2012)

Xzeres Corp

(Exact name of registrant as specified in Charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9025 SW Hillman Court, Suite 3126

Wilsonville, OR

(Address of Principal Executive Offices)

(503) 388-7350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2012, Xzeres Corp. (“Xzeres”) entered into a $1,500,000 credit facility (the "Credit Facility")with Hanover Holdings I, LLC ("Hanover") pursuant to a Secured Revolving Credit Agreement (the "SRCA") and Secured Revolving Credit Note ("SRCN"). The Credit Facility has a one year term. Xzeres can draw down on the Credit Facility by submitting a draw down notice five days prior to any draw down. Xzeres will pay a 16% annualized interest rate of return on any draw down. Interest is to be paid every thirty (30) days from the draw down date.

The Credit Facility is secured by certain of Xzeres' purchase orders pursuant to a Collateral Agreement entered into between Xzeres and Hanover on August 6, 2012 (the "Collateral Agreement"). The Credit Facility is also secured by certain purchase orders of Xzeres' subsidiaries Xzeres Energy Services Corp. and Xzeres Wind Limited pursuant to a Collateral Agreement between and among Xzeres Energy, Xzeres Wind and Hanover on August 6, 2012 (the "Subsidiaries Collateral Agreement").

In connection with the Credit Facility, Hanover was issued a warrant to purchase six hundred thousand (600,000 shares of Xzeres common stock (the "Warrant"). The Warrant has an exercise price of $0.35. At the time of each draw down, Hanover will be issued additional warrants determined on a pro rata basis multiplied by .5 (the "Additional Warrants"). These Additional Warrants for each draw down will have a strike price of 15% above the average closing bid price for the ten days prior to the draw down. The Warrant and the Additional Warrants each have a cashless exercise provision and piggy-back registration rights.

Xzeres issued a press release on August 9, 2012 announcing the Credit Facility. A copy of the press release is furnished with this report as Exhibit 99.1.

A copy of the SRCA, Collateral Agreement, Subsidiaries Collateral Agreement, Warrant and SRCN are furnished as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report, and each are incorporated herein by reference. The foregoing description of such documents does not purport to be complete and is qualified in its entirety by reference to the full text of the documents.

The issuance of the Warrant and the SRCN were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Item 3.02 Unregistered Sales of Equity Securities

On August 6, 2012, and also as more fully described in Item 1.01 above, Xzeres issued to Hanover a warrant to purchase up to 600,000 shares of our common stock at $0.35 per share and a SRCN of up to $1,500,000. The warrant expires on August 6, 2014. Reference is made to the disclosures set forth in Item 1.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuances of the warrant and the SRCN to Hanover were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits	10.1	Secured Revolving Credit Agreement, executed August 6, 2012.

	10.2	Collateral Agreement, executed August 6, 2012 by and between Xzeres and Hanover.

	10.3	Collateral Agreement, executed August 6, 2012 by and among Xzeres Energy Services Corp. and Xzeres Wind Limited and Hanover.

	10.4	Warrant executed August 6, 2012.

	10.5	Secured Revolving Credit Note executed August 6, 2012.

	99.1	Press Release dated August 9, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Corp.
(Registrant)

Date: August 9, 2012	By:	/s/ Frank Greco
Frank Greco Chief Executive Officer

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